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                                                                    EXHIBIT 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Alpharma Inc. on Form S-3 (FILE NO. 33-331513) of our report dated March 5, 1997, on our audits of the consolidated financial statements of Alpharma Inc. and subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."


                                             /S/ COOPERS & LYBRAND L.L.P.

                                             Coopers & Lybrand L.L.P.


Parsippany, New Jersey


AUGUST 26, 1997